UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): May 23, 2006
SUN NEW MEDIA INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-26347	410985135
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
Fourth Floor
1120 Avenue of the Americas
New York NY 10036
(Address of principal executive offices)
Registrant’s telephone number, including area code:
1-888-865-0901 ext. 322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement
On May 23, 2006, Sun New Media Inc. (the “Registrant”) through its subsidiary China Focus Channel Development Co. Ltd (“Focus”), signed a strategic cooperative and sales purchase agreement (the “Agreement”) with China Electronic Appliances Corporation (“CEAC”), a subsidiary of the China Electronics Corporation (“CEC”), and two individuals, Mr. Yong Li and Mr. Mianchun Wang, management designees from CEAC.
The Agreement provides that the Registrant and its subsidiary Focus shall purchase a 49% stake in Beijing Trans Global Logistics (“BTGL”) and its subsidiary from Messrs. Wang and Li and a 31% stake in BTGL from CEAC. As a result, the Registrant will effectively own 80% of shares of BTGL and will effectively own 64% of the shares in Beijing CEAC Trans Global Logistics. The consideration for the acquisition is 15,710,000 RMB to be satisfied by the Registrant with 9,000,000 RMB in cash and 6.71 million RMB in 139,792 shares of the Registrant’s common stock at US $6 per share.
As part of the transaction, CEAC and Mr. Yong Li and Mr. Mianchun Wang have provided a revenue and profit guarantee to the Registrant. Assuming BTGL and its subsidiary meet this guarantee in each of the three years following the signing of the agreement, the sellers will receive an additional 139,792 shares of the Registrant’s common stock per year, issued at US $6 per share.
Assuming management meets all performance targets, a maximum aggregate of 559,168 shares may be issued in this transaction, at a value of US$6 per share, for an aggregate of US $3,355,008.
The transactions pursuant to the Purchase Agreement are subject to certain conditions and are expected to close during the second quarter of 2006. A summary of the Purchase Agreement is attached hereto as Exhibits 2.1.
Item 3.02 Unregistered Sales of Equity Securities
Pursuant to the Agreement described in Item 1.01 above, the Registrant may be required to issue a maximum of 559,168 shares of common stock at a value of US$6 per share. The issuance of such shares has not been registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Regulation S and Section 4(2) of the Act.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

2.1	A summary of the Sale and Purchase Agreement dated May 23, 2006

99.1	Press Release dated May 23, 2006 announcing entering into a Sale and Purchase Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 30, 2006

SUN NEW MEDIA INC.
By:	/s/ Frank Zhao
Frank Zhao
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	A summary of the Sale and Purchase Agreement dated May 23, 2006

99.1	Press Release dated May 23, 2006 announcing entering into a Sale and Purchase Agreement.